SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2003

RENT-WAY, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-22026	25-1407782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One RentWay Place, Erie, Pennsylvania		16505
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (814) 455-5378

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On May 8, 2003, Rent-Way, Inc. announced that it plans to offer $215 million of senior secured notes in a transaction exempt from the registration requirements of the Securities Act of 1933. Pursuant to Rule 135c of the Securities Act,  Rent-Way is filing its news release issued May 8, 2003 as Exhibit 99.1 hereto.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

	Exhibit No.	Description

	99.1	News Release dated May 8, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
RENT-WAY, INC.

Date: May 9, 2003	By: /s/ William A. McDonnell
William A. McDonnell
Vice President and Chief Financial Officer